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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                         DATE OF REPORT - APRIL 28, 2000
                        (Date of earliest event reported)



                                 ALKERMES, INC.
             (Exact name of Registrant as specified in its charter)



      Pennsylvania                    0-19267                23-2472830
(State of incorporation)      (Commission file number)      (IRS employer
                                                           identification
                                                               number)


                64 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices, zip code)


                            Area Code (617) 494-0171
                               (Telephone number)


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ITEM 5.  OTHER INFORMATION.
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     On April 28, 2000 the shareholders of Alkermes, Inc. approved an increase in the authorized shares of common stock from 80,000,000 to 160,000,000 and a 2-for-1 stock split of Alkermes' common stock, par value $.01 per share. The 2-for-1 stock split and the increase in the authorized shares of Alkermes' common stock became effective with the filing of an amendment to Alkermes' charter on April 28, 2000. As a result of the 2-for-1 stock split, shareholders will receive one additional share of Alkermes' common stock for every share of Alkermes common stock they held on April 28, 2000. Distribution of the shares of common stock representing the 2-for-1 stock split will occur on or about May 12, 2000.

     Certain numbers of shares of Alkermes' common stock are registered for resale pursuant to registration statements on form S-3 numbered 333-31354, 333-34702, 333-75645, 333-50157, 333-19955 and 033-90736. Certain numbers of shares of Alkermes' common stock are registered upon exercise of stock options pursuant to registration statements on form S-8 numbered 333-71011, 333-50357, 333-13283, 033-97468, 033-58330 and 033-44752 and on form S-3 numbered
333-75649.


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                                   SIGNATURES

     Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 11, 2000                      Alkermes, Inc.



                                         By: /s/ James M. Frates
                                            ---------------------------------
                                             James M. Frates
                                             Vice President, Chief Financial
                                             Officer, and Treasurer


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